OCEAN ENERGY, INC.
                             1999 CHANGE OF CONTROL

                                 SEVERANCE PLAN

     The OCEAN ENERGY, INC. 1999 CHANGE OF CONTROL SEVERANCE PLAN (the "Plan") is hereby adopted pursuant to the authorization of the Board of Directors of OCEAN ENERGY, INC. (a Louisiana Corporation) (the "Company"). The Plan supercedes and replaces in full any severance plan, practice or policy (written or oral) of the Company existing with respect to Covered Employees prior to the Effective Date.

                                       I.

                          DEFINITIONS AND CONSTRUCTION

         1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Change in Duties" shall mean the occurrence, within two years after the date upon which a Change of Control occurs, of any one or more of the following:

                           (1) with  respect to a Covered  Employee of Severance
                  Level A, a significant reduction in the duties of such Covered Employee from those applicable to him immediately prior to the date on which a Change of Control occurs;

                           (2) a reduction in a Covered Employee's annual salary
                  from that provided to him immediately prior to the date on which a Change of Control occurs;

                           (3) a change in the location of a Covered  Employee's
                  principal place of employment by the Employer by more than 50 miles from the location where he was principally employed immediately prior to the date on which a Change of Control occurs.

                  (c) "Change of Control" shall mean consummation of the merger contemplated by the Agreement & Plan of Merger between Seagull Energy Corporation and Ocean Energy, Inc. dated as of November 24, 1998.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (e)  "Committee"  shall  mean  the  Administration   Committee
         appointed by the Board to administer this Plan.

                  (f) "Company" shall mean Ocean Energy, Inc. (a Louisiana Corporation).

                  (g) "Compensation" shall mean the greater of (1) a Covered Employee's annual salary plus his Severance Factor, if any, immediately prior to the date on which a Change of Control occurs or (2) a Covered Employee's annual salary plus his Severance Factor, if any, at the time of his Involuntary Termination. "Three Months' Compensation" shall mean Compensation divided by 4. "Semi-Monthly Compensation" shall mean Compensation divided by 24.

                  (h) "Covered Employee" shall mean any individual who, on the date upon which a Change of Control occurs, is a regular, full-time salaried employee of the Employer or an hourly employee of the Employer who is normally scheduled to work 550 or more hours per year, other than (1) any individual whose terms of employment are governed by a collective bargaining agreement between a collective bargaining unit and the Employer unless such agreement provides for coverage of such individual under the Plan, (2) any individual who is a party to a written agreement with the Employer providing for severance payments or benefits upon such individual's termination of employment with the Employer, (3) an employee who is classified as a temporary, casual, or an independent contractor under the Employer's employment policies, and
         (4) an employee of a non-U.S. subsidiary unless said employee is a U.S.

         expatriate or third country national.

                  (i) "Effective Date" shall mean the date the Board approves the Plan.

                  (j)  "Employer"  shall  mean  the  Company  and  Ocean  Energy
         Resources, Inc. and each eligible organization designated as an Employer in accordance with the provisions of Section 4.4 of the Plan.

                  (k) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  (l) "Involuntary Termination" shall mean any termination of a Covered Employee's employment with the Employer which:

                           (1) does not result from a voluntary  resignation  by
                  the Covered Employee (other than a resignation pursuant to Clause (2) of this Section 1.1(l)); or

                           (2) results from a resignation by a Covered  Employee
                  on or before the date which is sixty days after the date the Covered Employee receives notice of a Change in Duties;

         provided, however, that the term "Involuntary Termination" shall not include a Termination for Cause or any termination as a result of a Covered Employee's death, disability under circumstances entitling him to benefits under the Employer's long-term disability plan or Retirement.

                  (m) "Retirement" shall mean the Covered Employee's voluntary resignation on or after the date he reaches age sixty-five (other than a resignation within sixty days after the date the Covered Employee receives notice of a Change in Duties or a resignation at the request of the Employer).

                  (n) "Severance Factor" shall mean the percentage of annual salary for a Covered Employee's Severance Level determined in accordance with the following schedule and expressed as a dollar amount which, when added to the annual salary, results in the Compensation to be used in the severance benefit calculation.



                                Severance Level                     Severance Factor

                                       A                                  38%
                                       B                                  30%
                                       C                                  25%
                                       D                                  18%
                                       E                                   0%

                  (o) "Severance Level" shall mean the following category into which a Covered Employee is designated based on his annual salary immediately prior to the date on which a Change of Control occurs or, if greater, at the time of his Involuntary Termination for the purpose of determining his severance benefit amount.



                             Severance Level                       Annual Salary

                                    A                           $140,000 and above

                                    B                           $114,900 - $139,999

                                    C                           $ 99,600 - $114,899

                                    D                           $ 68,000 - $ 99,599

                                    E                           Less than $ 68,000


                  (p)  "Termination  for Cause" shall mean any  termination of a
         Covered  Employee's  employment  with the  Employer  by  reason  of the
         Covered  Employee's  (1) gross  negligence  in the  performance  of the
         Covered Employee's duties and responsibilities, which negligence results in material harm to the business, interests, or reputation of the Employer, (2) violation of any material Employer policy, including, without limitation, the theft, embezzlement or misappropriation or material misuse of any Employer funds or property, (3) criminal or civil conviction for a crime involving moral turpitude, (4) willfull and continued failure to perform the Covered Employee's duties and responsibilities, or (5) misconduct that, in the Employer's good faith determination, is materially harmful to the business, interests, or reputation of the Employer.

                  (q) "Welfare Benefit Coverages" shall mean the medical, dental, life insurance, accidental death and dismemberment, and vision coverages provided by the Employer to its active employees.

         1.2 Number and Gender. Wherever appropriate herein, word used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.

         1.3 Headings. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                       II.

                               SEVERANCE BENEFITS

         2.1 Severance Benefits. Subject to the provisions of Section 2.2 hereof, if a Covered Employee's employment by the Employer or successor thereto shall be subject to an Involuntary Termination which occurs within two years after the date upon which a Change of Control occurs, then the Covered Employee shall be entitled to the following severance benefits:

                  (a) A lump sum cash payment in accordance with the following schedule:



                                Severance Level                      Benefit Amount

                                       A                    2 x Compensation

                                       B                    1.5 x Compensation

                                       C                    1.25 x Compensation

                                       D                    1 x Compensation

                                       E Lesser of:


                                    (1)     the   sum   of   (A)    Semi-Monthly
                                            Compensation  as of his  Involuntary
                                            Termination  for each  full year and
                                            fraction   thereof   of   continuous
                                            employment  with the  Employer  as a
                                            Covered   Employee   from  his  most
                                            recent   date  of   hire,   and  (B)
                                            Semi-Monthly  Compensation  for each
                                            full   $10,000   increment  of  such
                                            Covered  Employee's annual salary at
                                            the   time   of   his    Involuntary
                                            Termination; provided, however, that
                                            in  no  event   shall  any   Covered
                                            Employee  receive  less  than  Three
                                            Months' Compensation; or

                                    (2)     1 x Compensation.

                  (b) A Covered Employee shall be entitled to continue the Welfare Benefit Coverages for himself and, where applicable, his eligible dependents following his Involuntary Termination for a number of months determined in accordance with the following schedule:



                                Severance Level                      Number of Months

                                       A                                      24

                                       B                                      18

                                       C                                      15

                                       D                                      12

                                       E                    The number of months
                                                            for    which    cash
                                                            payments   are  made
                                                            under  Paragraph (a)
                                                            above   (rounded  to
                                                            the nearest whole
                                                            month if necessary);

         provided however, the Covered Employee must continue either to pay the premiums paid by active employees of the Employer for such coverages or to pay the actual (nonsubsidized) cost of such coverages for which the Employer does not subsidize for active employees. Such benefit rights shall apply only to those Welfare Benefit Coverages which the Employer has in effect from time to time for active employees, and the applicable payments shall adjust as premiums for active employees of the Employer or actual costs, whichever is applicable, change. Welfare Benefit Coverage(s) shall immediately end upon the Covered Employee's obtainment of new employment and eligibility for similar Welfare Benefit Coverage(s) (with the Covered Employee being obligated hereunder to promptly report such eligibility to the Employer). Nothing herein shall be deemed to adversely affect in any way the additional rights, after consideration of this extension period, of Covered Employees and their eligible dependents to health care continuation coverage as required pursuant to Part 6 of Title I of ERISA.

                  (c) A Covered Employee of Severance Level A shall be entitled to receive out-placement services in connection with obtaining new employment up to a maximum cost of $6,000.

                  (d) The severance benefits payable under this Plan shall be paid to a Covered Employee at the time he receives his final termination pay, or as soon as administratively practicable thereafter, subject to the conditions set forth in Section 2.2 of the Plan. Any severance benefits paid pursuant to this Section will be deemed to be a severance payment and not "Compensation" for purposes of determining benefits under the Employer's qualified plans and shall be subject to any required tax withholding.

         2.2 Release and Full Settlement. Anything to the contrary herein notwithstanding, as a condition to the receipt of any severance payment hereunder, a Covered Employee whose employment by the Employer has been subject to an Involuntary Termination shall first execute a release, in the form established by the Committee, releasing the Committee, the Employer, and the Employer's shareholders, partners, officers, directors, employees and agents from any and all claims and from any and all causes of action of any kind or character, including but not limited to all claims or causes of action arising out of such Covered Employee's employment with the Employer or the termination of such employment, and the performance of the Employer's obligations hereunder and the receipt of any benefits provided hereunder by such Covered Employee shall constitute full settlement of all such claims and causes of action.

         2.3 Mitigation. A Covered Employee shall not be required to mitigate the amount of any payment provided for in this Article II by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Article II be reduced by any compensation or benefit earned by the Covered Employee as the result of employment by another employer or by retirement benefits. The benefits under the Plan are in addition to any other benefits to which a Covered Employee is otherwise entitled. Notwithstanding the foregoing, in the event that salary continuation or severance payments are payable by the Employer to a Covered Employee for any reason other than under this Plan ("Other Severance Payments"), including, but not limited to, under any other Employer plan, policy or agreement, other than a "plan" within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or as a result of the application of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et. seq. (the "WARN Act"), or an election by the Employer to make payments in lieu of notice as if the WARN Act applied, whether or not it does so apply, to any Involuntary Termination of a Covered Employee, no severance payments shall be payable as provided in Section 2.1(a) to such Covered Employee except to the extent such severance payments exceed the aggregate amount of Other Severance Payments payable to such Covered Employee.

         2.4 Severance Pay Plan Limitation. This Plan is intended to be an employee welfare benefit plan within the meaning of section 3(1) of ERISA and the Labor Department regulations promulgated thereunder. Therefore, anything to the contrary herein notwithstanding, in no event shall any Covered Employee receive total payments under the Plan that exceed the equivalent of twice such Covered Employee's "annual compensation" (as such term is defined in 29 CFR
Section 2510.3-2(b)(2)) during the year immediately preceding his Involuntary Termination. If total payments under the Plan to a Covered Employee would otherwise exceed the limitation in the preceding sentence, the amount payable to such Covered Employee pursuant to Section 2.1(a) shall be reduced in order to satisfy such limitation.

         2.5 Certain Additional Payments by the Employer. Notwithstanding anything to the contrary in the Plan, in the event that any payment or distribution by the Employer to or for the benefit of a Covered Employee, whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), the Employer shall pay to the Covered Employee an additional payment (a "Gross-up Payment") in an amount such that after payment by the Covered Employee of all of taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, the Covered Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payment. The Employer and the Covered Employee shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment. The Covered Employee shall notify the Employer in writing of any claim by the Internal Revenue Service which, if successful, would require the Employer to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by the Employer and the Covered Employee) within ten days of the receipt of such claim. The Employer shall notify the Covered Employee in writing at least ten days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If the Employer decides to contest such claim, the Covered Employee shall cooperate fully with the Employer in such action; provided, however, the Employer shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold the Covered Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of the Employer's action. If, as a result of the Employer's action with respect to a claim, the Covered Employee receives a refund of any amount paid by the Employer with respect to such claim, the Covered Employee shall promptly pay such refund to the Employer. If the Employer fails to timely notify the Covered Employee whether it will contest such claim or the Employer determines not to contest such claim, then the Employer shall immediately pay to the Covered Employee the portion of such claim, if any, which it has not previously paid to the Covered Employee.

                                      III.

                             ADMINISTRATION OF PLAN

         3.1 Committee's Powers and Duties. It shall be a principal duty of the Committee to see that the Plan is carried out, in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan. The Committee shall be the named fiduciary and shall have full power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, the Committee's powers shall include, but not be limited to, the following authority, in addition to all other powers provided by this Plan:

                  (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

                  (b) to interpret the Plan, its interpretation thereof to be final and conclusive on all persons claiming benefits under the Plan;

                  (c) to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

                  (d) to make a determination as to the right of any person to a benefit under the Plan (including, without limitation, to determine whether and when there has been a termination of a Covered Employee's employment and the cause of such termination);

                  (e) to appoint such agents, counsel, accountants, consultants, claims administrator and other persons as may be required to assist in administering the Plan;

                  (f) to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be in writing;

                  (g) to sue or cause suit to be brought in the name of the

         Plan; and

                  (h) to obtain from the Employer and from Covered Employees such information as is necessary for the proper administration of the Plan.

         3.2 Member's Own Participation. No Covered Employee or agent of the Committee may act, vote, or otherwise influence a decision of the Committee specifically relating to himself as a participant in the Plan.

         3.3 Indemnification. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

         3.4 Compensation, Bond and Expenses. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by applicable law, but not otherwise, Committee members shall furnish bond or security for the performance of their duties hereunder. Any expenses properly incurred by the Committee incident to the administration, termination or protection of the Plan, including the cost of furnishing bond, shall be paid by the Company.

         3.5 Claims Procedure. Any employee that the Committee determines is entitled to a benefit under the Plan is not required to file a claim for benefits. Any employee who is not paid a benefit and who believes that he is entitled to a benefit or who has been paid a benefit and who believes that he is entitled to a greater benefit may file a claim for benefits under the Plan in writing with the Committee. In any case in which a claim for Plan benefits by a Covered Employee is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period), which notice shall:

                  (a) state the specific reason or reasons for the denial or modification;

                  (b) provide specific reference to pertinent Plan provisions on which the denial or modification is based;

                  (c) provide a description of any additional material or information necessary for the Covered Employee or his representative to perfect the claim, and an explanation of why such material or information is necessary; and

                  (d) explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan benefits is denied or modified, if the Covered Employee or his representative desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Covered Employee or his representative may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Covered Employee and his representative, if any, stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Covered Employee and his representative, if any, prior to the commencement of the extension period.

         3.6 Mandatory Arbitration. If a Covered Employee or his representative is not satisfied with the decision of the Committee pursuant to the Plan's claims review procedure, such Covered Employee or his representative may, within sixty days of receipt of the written decision of the Committee, request by written notice to the Committee, that his claim be submitted to arbitration pursuant to the employee benefit plan claims arbitration rules of the American Arbitration Association. Such arbitration shall be the sole and exclusive procedure available to a Covered Employee or his representative for review of a decision of the Committee. In reviewing the decision of the Committee, the arbitrator shall use the standard of review which would be used by a Federal court in reviewing such decision under the provisions of ERISA. The Covered Employee or his representative and the Plan shall share equally the cost of such arbitration. The arbitrator's decision shall be final and legally binding on both parties. This Section shall be governed by the provisions of the Federal Arbitration Act.

                                       IV.

                               GENERAL PROVISIONS

         4.1 Funding. The benefits provided herein shall be unfunded and shall be provided from the Employer's general assets.

         4.2 Cost of Plan. The entire cost of the Plan shall be borne by the Employer and no contributions shall be required of the Covered Employees.

         4.3 Plan Year. The Plan shall operate on a plan year consisting of the twelve consecutive month period commencing on January 1 of each year with a short plan year commencing on the Effective Date and ending on December 31, 1999.

         4.4 Other Participating Employers. The Committee may designate any entity or organization eligible by law to participate in this Plan as an Employer by written instrument delivered to the Secretary of the Company and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan which apply to the designated Employer only and shall become, as to such designated Employer and its employees, a part of the Plan. Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan. Except as modified by the Committee in its written instrument, the provisions of this Plan shall be applicable with respect to each Employer separately, and amounts payable hereunder shall be paid by the Employer which employs the particular Covered Employee.

         4.5 Amendment and Termination. The Plan may be amended from time to time at the discretion of the Board. Notwithstanding the foregoing, this Plan may not be amended to reduce benefits or rights to benefits within two years following a Change of Control. For purposes of this Section, a change in the designation by the Committee of Participating Employers pursuant to Section 4.4 shall be deemed to be an amendment to the Plan. The Plan shall terminate two years after the date of the Change in Control except with respect to severance benefits payable as a result of Involuntary Terminations occurring prior to such date.

         4.6 Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his employment at any time.

         4.7 Severability. Any provision in the Plan that is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         4.8 Nonalienation. Covered Employees shall not have any right to pledge, hypothecate, anticipate or assign benefits or rights under the Plan, except by will or the laws of descent and distribution.

         4.9 Effect of Plan. This Plan is intended to supersede all prior oral or written policies of the Employer and all prior oral or written communications to Covered Employees with respect to the subject matter hereof, and all such prior policies or communications are hereby null and void and of no further force and effect. Further, this Plan shall be binding upon the Employer and any successor of the Employer, by merger or otherwise, and shall inure to the benefit of and be enforceable by the Employer's Covered Employees.

         4.10 Governing Law. The Plan shall be interpreted and construed in accordance with the laws of the State of Texas, except to the extent preempted by federal law.

         EXECUTED this 8th day of February, 1999.

                                              OCEAN ENERGY, INC.

                                       By:

                             Name: Robert K. Reeves

                        Title: Executive Vice President,

                           General Counsel & Secretary

                               FIRST AMENDMENT TO

                               OCEAN ENERGY, INC.

                      1999 CHANGE OF CONTROL SEVERANCE PLAN

         WHEREAS, OCEAN ENERGY, INC., a Louisiana corporation (the "Company")has heretofore adopted and currently maintains the OCEAN ENERGY, INC. 1999 CHANGE OF CONTROL SEVERANCE PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan is hereby amended as follows, effective as of March 29, 1999:

         1. Section 1.1(l) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(l)     'Involuntary Termination' shall mean any termination
                            of a Covered Employee's employment with the Employer

                            which:

                           (1) does not result from a voluntary  resignation  by
                  the Covered Employee (other than a resignation pursuant to Clause (2) of this Section 1.1(l)); or

                           (2) results from a resignation by a Covered  Employee
                  on or before the date which is sixty days after the date the Covered Employee receives notice of a Change in Duties;

         provided, however, that the term 'Involuntary Termination' shall not include a Termination for Cause, a termination of a Covered Employee's employment occurring as a result of or in connection with the sale or other divestiture by the Employer of a division, subsidiary, or other business segment (including, without limitation, a divestiture by sale of shares of stock or of assets) if such Covered Employee is offered continued employment by the acquiror of such business segment immediately upon such sale or divestiture, or any termination as a result of a Covered Employee's death, disability under circumstances entitling him to benefits under the Employer's long-term disability plan or Retirement."

         2. As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this _________ day of March, 1999.

                                                              OCEAN ENERGY, INC.

                                                              By:
                                                              Name:
                                                              Title:

                                                        -2-